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                                                                     EXHIBIT 5.1

              [POWELL, GOLDSTEIN, FRAZER & MURPHY LLP LETTERHEAD]


                                  May 26, 1998


Outdoor Systems, Inc.
2502 N. Black Canyon Highway
Phoenix, Arizona 85009

     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     We have served as counsel for Outdoor Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), of an aggregate of 1,663,192 shares (the "Shares") of common stock, $.01 par value per share, of the Company to be sold by the Selling Stockholders named in the Registration Statement, of which 1,650,784 Shares (the "Issued Shares") have been issued and 12,408 Shares (the "Adjustment Shares") are to be issued in connection with a post-closing adjustment pursuant to the Agreement and Plan of Merger dated May 19, 1998 among the Company, Gator Outdoor Advertising, Inc., GATOA, Inc. and the Selling Stockholders.

     We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization for issuance of the Shares as we have deemed it necessary and advisable.

     In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials.

     We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

     Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that the Shares have been duly authorized and the Issued Shares are, and upon issuance the Adjustment Shares will be, validly issued, fully paid and non-assessable.

     We hereby consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                   POWELL, GOLDSTEIN, FRAZER & MURPHY LLP